Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Vislink Technologies, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Hale Capital Partners, LP

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr., Managing Member of Hale Fund Partners, LLC, its General Partner
Date:	2/12/2025

HALE MARTIN M JR

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr.
Date:	2/12/2025

Hale Fund Management, LLC

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr., Chief Executive Officer
Date:	2/12/2025

Hale Capital Management, LP

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr., Chief Executive Officer of Hale Fund Management, LLC, its General Partner
Date:	2/12/2025

Hale Fund Partners, LLC

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr., Managing Member
Date:	2/12/2025